                                                                     EXHIBIT 2.3



                             CONTRIBUTION AGREEMENT

                                   dated as of

                                January 22, 2003

                                  by and among

                           MORLYN FINANCIAL GROUP LLC

                      INTEGRATED ALARM SERVICES GROUP, INC.

                                  THOMAS J. FEW

                                TIMOTHY M. McGINN

                                       and

                                 DAVID L. SMITH

                             CONTRIBUTION AGREEMENT


         CONTRIBUTION AGREEMENT dated as of January 22, 2003 (this "Agreement"), by and among MORLYN FINANCIAL GROUP, LLC, a New Jersey limited liability company (the "Company"), INTEGRATED ALARM SERVICES GROUP, LLC, a Delaware corporation ("IASG"), and THOMAS J. FEW, TIMOTHY M. MCGINN and DAVID L. SMITH (collectively referred to as the "Company Members").

                  WHEREAS, the Company and IASG have determined that a business combination between IASG and the Company, to be effected by a transfer described in Section 1.1 herein (the "Exchange") by the Company Members of all of their respective membership interests in the Company (the "Membership Interests") to IASG in exchange for an aggregate of 34,000 shares (the "Contribution Shares") of common stock, par value $.001 per share, of IASG (the "Common Stock"), upon the terms and subject to the conditions set forth herein, is advisable and in the best interest of their respective companies, members and stockholders, and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

                  WHEREAS, IASG (i) has determined that the Exchange is fair to, and in the best interests of, IASG and its stockholders, (ii) has approved and declared the advisability of entering into this Agreement, and (iii) has recommended the approval and adoption of this Agreement by its stockholders;

                  WHEREAS, Thomas J. Few ("Few") owns more than 50% of the outstanding Common Stock and has consented in writing to the approval and adoption of this Agreement and the Exchange;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                  The Exchange

         Section 1.1 Exchange.

         (a) Gersten, Savage, Kaplowitz, Wolf & Marcus LLP, counsel to IASG, shall act as the exchange agent (the "Exchange Agent") for the purpose of exchanging Membership Interests for the Contribution Shares. At or prior to the Closing, IASG shall deliver to the Exchange Agent 34,000 shares of Common Stock to be used as the Contribution Shares.

         (b) At the Closing (as defined in Section 1.3 hereof), and subject to the terms and conditions of this Agreement, the Company Members shall contribute their respective Membership Interests, as such Membership Interests are set forth on Schedule 1.1 hereto, to IASG in exchange for the Contribution Shares.

         (c) The Contribution Shares will be distributed to the Company Members as set forth on Schedule 1.1.

         Section 1.2 IASG's Stockholders' Approval. The shareholders of IASG have unanimously consented to the approval and adoption of this Agreement and the Exchange. No other approval of IASG's stockholders is required in order to consummate the Exchange.

         Section 1.3 Closing. The closing of the Exchange and the other transactions contemplated by this Agreement (the "Closing") shall take place at 11:00 a.m. on a date to be specified by the parties, which shall be the date of satisfaction (or waiver in accordance with this Agreement) of all of the conditions set forth in Articles 5 and 6 (the "Closing Date"), unless another time or date is agreed to by the parties hereto. The Closing shall be held at the offices of Gersten, Savage, Kaplowitz, Wolf & Marcus LLP, 101 East 52nd Street, New York, New York 10022.

                                    ARTICLE 2

                     Representations and Warranties of IASG

         IASG represents and warrants to the Company that:

         Section 2.1 Corporate Existence and Power. IASG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on IASG. IASG is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on IASG. IASG has heretofore delivered to the Company true and complete copies of the certificate of incorporation and by-laws of IASG as currently in effect.

         For the purpose of this Agreement, Material Adverse Effect means any effect or change that is or would be materially adverse to the business, operations, assets, prospects, condition (financial or otherwise) or results of operations of an entity and any of its subsidiaries, taken as a whole.

         Section 2.2 Authorization.

         The execution, delivery and performance by IASG of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby are within IASG's corporate powers and have been duly authorized by all necessary corporate action. The affirmative vote of the holders of more than 50% of the outstanding shares of IASG Common Stock is the only action of IASG necessary in connection with its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the Exchange. This Agreement has been duly and validly executed and delivered by IASG and is a legal, valid and binding obligation of IASG, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         IASG's Boards of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Exchange, are fair to and in the best interests of its stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Exchange, which approval satisfies in full any applicable requirements of Delaware Law, and (iii) resolved to recommend, and recommended, approval and adoption of this Agreement by the holders of the Common Stock.

         Section 2.3 Governmental Authorization. The execution and delivery of this Agreement and the performance by IASG of its obligations under this Agreement relating to the Closing and the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority. other than (a) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), foreign or state securities laws or regulations of various states ("Blue Sky Laws") or takeover laws, and (b) any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on IASG, or materially impair the ability of IASG to consummate the Exchange and the transactions contemplated by this Agreement.

         Section 2.4 Non-contravention. The execution and delivery by IASG of this Agreement and the consummation by IASG of the transactions contemplated hereby and performance of its obligations under this Agreement do not and will not (i) violate IASG's Certificates of Incorporation or By-Laws, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, or
(iii) require any consent or other action by any Person under, constitute a default under, result in a violation of, conflict with, or give rise to any right of termination, cancellation or acceleration of any right or obligation of IASG, or to a loss of any benefit to which IASG is entitled under any provision of any agreement or other instrument binding upon IASG, or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of IASG.

         Section 2.5 Capitalization.

         (a) The authorized capital stock of IASG consists of 100,000,000 shares of Common Stock and 3,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"). As of the date of this Agreement, the outstanding capitalization of IASG consists of (i) ___________shares of Common Stock, (ii) no shares of Preferred Stock, and (iii) no options and warrants to purchase shares of Common Stock. All outstanding shares of capital stock of IASG have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof there are no outstanding options, warrants, subscriptions, conversion or other rights, agreements or other commitments obligating IASG to issue any shares of its capital stock or any securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock.

         (b) The shares of Common Stock to be issued as part of the Contribution Shares will be duly authorized for issuance and when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance thereof will not be subject to any preemptive or other similar right.


                                    ARTICLE 3
                  Representations and Warranties of the Company

         The Company represents and warrants to IASG that:

         Section 3.1 Corporate Existence and Power. The Company is a limited liability company duly organized and in good standing under the laws of the State of New Jersey. The Company has all powers and governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. At the Closing, the Company will be duly qualified to do business as a foreign corporation and will be in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has heretofore delivered to the Company true and complete copies of the Articles of Formation and Operating Agreement as currently in effect.

         Section 3.2 Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the powers of the Company, and have been duly authorized by all necessary action. This Agreement, assuming the due authorization, execution and delivery thereof by IASG, is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors= rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         Section 3.3 Governmental Authorization. The execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement relating to the Exchange, the Closing and the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) compliance with any applicable requirements of the Securities Act, Blue Sky Laws or takeover laws, and (b) any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on the Company or materially impair the ability of the Company to consummate the Exchange and the transactions contemplated by this Agreement.

         Section 3.4 Non-contravention. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and performance of its obligations under this Agreement do not and will not (i) violate the Company=s Certificate of Formation or Operating Agreement, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, result in a violation of, conflict with, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company, or to a loss of any benefit to which the Company, is entitled under any provision of any agreement or other instrument binding upon the Company, or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company.


                                    ARTICLE 4
                            Covenants of the Parties

         The parties hereto agree that:

         Section 4.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

         Section 4.2 Filings; Other Action. Subject to the terms and conditions herein provided, the Company and IASG shall promptly use reasonable best efforts to cooperate with one another in (i) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any agencies, departments or instrumentalities thereof or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and (iii) taking or causing to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby.

                                    ARTICLE 5
                              Conditions Precedent

         Section 5.1 Conditions of Obligations of the Company Members. The obligations of the Company Members to effect the Exchange are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Company Members:

         (a) Representations and Warranties. Each of the representations and warranties of IASG forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct would not have a Material Adverse Effect on IASG.

         (b) Performance of Obligations of IASG. IASG shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

         (c) Stockholders' Vote. IASG shall have delivered to the Company evidence satisfactory to the Company that a majority of the stockholders of IASG approved the transactions contemplated hereby in accordance with applicable state law.


         Section 5.2 Conditions of Obligations of IASG. The obligations of IASG to effect the Exchange are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by IASG:

         (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct would not have a Material Adverse Effect on the Company.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) Member approval. The Company Members shall have delivered to IASG evidence satisfactory to IASG that the Members have approved the transactions contemplated hereby in accordance with applicable state law.


                                    ARTICLE 6
                                   Termination

         Section 6.1 Termination. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the Closing:

         (a) by mutual written consent of the parties hereto;

         (b) by the Company if (i) IASG shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by IASG; or (ii) any representations and warranties of IASG contained in this Agreement shall not have been true when made or on and as of the Closing Date as if made on and as of Closing Date (except to the extent it relates to a particular date), except where the failure to be so true and correct would not have a Material Adverse Effect on IASG; or

         (c) by IASG if (i) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by them; or (ii) any representations and warranties of the Company contained in this Agreement shall not have been true when made or on and as of the Closing Date as if made on and as of the Closing Date (except to the extent it relates to a particular date), except where the failure to be so true and correct would not have a Material Adverse Effect on the Company.

         Section 6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, all further obligations of the parties under this Agreement, other than the provisions of this Section 6.2, shall forthwith be terminated without any further liability of any party to the other parties. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

                                    ARTICLE 7
                                  Miscellaneous

         Section 7.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid, if to Company, to:

         Morlyn Financial Group, LLC
         3 Post Road
         Oakland, New Jersey 07436
         Fax: (201) 488-1994
         Attention: Thomas J. Few, Sr.

         if to IASG, to:

         Integrated Alarm Services Group, Inc.
         99 Pine Street, 5th Floor
         Albany, New York 12207
         Fax: (518) 449-4894
         Attention: General Counsel


or such other address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date delivered personally, telecopied or, if mailed, five business days after the date of mailing if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         Section 7.2 Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Closing.

         Section 7.3       Amendments; No Waivers.

         (a) Any provision of this Agreement with respect to transactions other than the Exchange contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and IASG; or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 7.4 Fees and Expenses. Except for all transfer taxes which shall be paid by IASG, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         Section 7.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.

         Section 7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

         Section 7.7 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of Albany, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

         Section 7.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 7.9 Entire Agreement. This Agreement and the Schedules hereto constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof. The Company makes no representations or warranties, except as set forth in this Agreement.

         Section 7.10 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         Section 7.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.





                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, each of the following individuals has caused this Agreement to be signed, and each party that is not an individual has caused this Agreement to be duly executed under seal by its respective authorized officers, all as of the day and year first above written.

                                  MORLYN FINANCIAL GROUP, LLC



                                  By: /s/ Thomas J. Few
                                      ________________________________
                                           Name: Thomas J. Few
                                           Title: Member


                                  By: /s/ Timothy M. McGinn
                                      ________________________________
                                           Name: Timothy M. McGinn
                                           Title: Member


                                  By: /s/ David L. Smith
                                      ________________________________
                                           Name: David L. Smith
                                           Title: Member




                                  INTEGRATED ALARM SERVICES GROUP, INC.

                                  By: /s/ Thomas J. Few
                                     _________________________________
                                           Name: Thomas J. Few
                                                    Title: President

                                  THOMAS J. FEW

                                  By: /s/ THOMAS J. FEW
                                      ________________________________


                                  TIMOTHY M. McGINN


                                  By: /s/ TIMOTHY M. McGINN
                                      ________________________________


                                  DAVID L. SMITH


                                  By: /s/ DAVID L. SMITH
                                      ________________________________

                                                                    Schedule 1.1



                              MEMBERSHIP INTERESTS


Name of Member                      Percentage Interest
--------------                      -------------------

Thomas J. Few                               80.0%
Timothy M. McGinn                           10.0%
David L. Smith                              10.0%





                       DISTRIBUTION OF CONTRIBUTION SHARES


Name of Member                      Percentage Interest
--------------                      -------------------

Thomas J. Few                               27,200
Timothy M. McGinn                           3,400
David L. Smith                              3,400